UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 30, 2015

AllianceBernstein Holding l.p.
(Exact name of registrant as specified in its charter)

Delaware	001-09818	13-3434400
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1345 Avenue of the Americas, New York, New York	10105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	212-969-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

AllianceBernstein L.P. and AllianceBernstein Holding L.P. (collectively, “AB”) are furnishing their news release issued on April 30, 2015 announcing financial and operating results for the quarter ended March 31, 2015 (“1Q15 Release”).  The 1Q15 Release is attached hereto as Exhibit 99.01.

AB is furnishing its First Quarter 2015 Review, dated April 30, 2015 (“1Q15 Review”). The 1Q15 Review is attached hereto as Exhibit 99.02.

AB is furnishing a transcript of its conference call with analysts relating to the 1Q15 Release and the 1Q15 Review (“1Q15 Transcript”).  The call took place on April 30, 2015. The 1Q15 Transcript is attached hereto as Exhibit 99.03.

Item 7.01.	Regulation FD Disclosure.

AB is furnishing the 1Q15 Release, which is attached hereto as Exhibit 99.01.

AB is furnishing the 1Q15 Review, which is attached hereto as Exhibit 99.02.

AB is furnishing the 1Q15 Transcript, which is attached hereto as Exhibit 99.03.

Item 8.01	Other Events

On December 12, 2013, AB acquired W.P. Stewart & Co., Ltd. (“WPS”), an equity investment manager that managed, as of December 12, 2013, approximately $2.1 billion in U.S., Global and EAFE concentrated growth equity strategies for its clients, primarily in the U.S. and Europe. On the date of this acquisition, each of approximately 4.9 million outstanding shares of WPS common stock (other than certain specified shares, as previously disclosed in Amendment No. 2 to Form S-4 filed by AllianceBernstein L.P. on November 8, 2013) was converted into the right to receive $12 per share and one transferable contingent value right (“CVRs”) entitling the holders to an additional $4 per share cash payment if the Assets Under Management (as such term is defined in the Contingent Value Rights Agreement (“CVR Agreement”) dated as of December 12, 2013, a copy of which was filed as Exhibit 4.01 (“Exhibit 4.01”) to the Form 10-K for the year ended December 31, 2013 filed by each of AllianceBernstein L.P. and AllianceBernstein Holding L.P.) in the acquired WPS investment services exceed $5.0 billion on or before December 12, 2016, subject to certain measurement procedures and limitations set forth in the CVR Agreement.  The foregoing description of the CVR Agreement does not purport to be complete and is qualified in its entirety by the full text of the CVR Agreement included as Exhibit 4.01 to our Form 10-K for the year ended December 31, 2013, which is incorporated herein by reference.

As of March 31, 2015, the Assets Under Management are approximately $3.0 billion.  As noted above, payment pursuant to the CVRs is triggered if Assets Under Management exceed $5.0 billion on or prior to December 12, 2016, subject to certain measurement procedures and limitations.  See the definition of AUM Milestone in Exhibit 4.01 for additional information regarding the circumstances that trigger payment pursuant to the CVRs.

Management has determined that the AUM Milestone did not occur during the first quarter of 2015.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.01	1Q15 Release.

99.02	1Q15 Review.

99.03	1Q15 Transcript.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AllianceBernstein Holding l.p.

Dated: May 1, 2015	By:	/s/ Mona Bhalla
Mona Bhalla Corporate Secretary